FIFTH AMENDED AND RESTATED
                                 REVOLVING NOTE
                                    (DEMAND)

$4,250,000.00                                             Minneapolis, Minnesota
                                                               ___________, 1997

1. FOR VALUE RECEIVED, LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation ("Borrower"), hereby promises to pay to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Lender"), at its banking house located at 425 East Hennepin Avenue, Minneapolis, Minnesota, ON DEMAND the principal sum of FOUR MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($4,250,000.00), or so much thereof as may be advanced by the Lender to or for the benefit of the Borrower pursuant to that certain Amended and Restated Demand Discretionary Revolving Credit Agreement dated March 18, 1994 by and between the Borrower and the Lender ("Credit Agreement"), as amended by that certain Amendment, Extension and Reaffirmation Agreement dated March 14, 1995 by and among the Lender, the Borrower and the Guarantors (the "First Amendment") and as amended by that certain Second Amendment, Extension and Reaffirmation Agreement of even date herewith by and among the Lender, the Borrower and the Guarantors (the ASecond Amendment@), and which remains unpaid, in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of the date hereof at the per annum rates, subject to adjustment as hereinafter set forth, equal to (i) as to all principal at any one time outstanding in an aggregate amount equal to or less than the Aggregate Net Cash Surrender Value, one-half percent (0.50%) in excess of the "Base Rate of Interest" (as that term is defined below) as the same changes from time to time, and (ii) as to all principal at any one time outstanding in excess of the Aggregate Net Cash Surrender Value, one and one-quarter percent (1.25%) in excess of the Base Rate of Interest, as the same changes from time to time, all such changes to be made and become effective on the same day the Base Rate of Interest changes. Interest hereunder shall be computed on the basis of a 360-day year but charged for actual days principal is unpaid.

2. The principal balance hereof shall be due and payable ON DEMAND. The principal balance hereof shall also be due and payable in full on the Expiration Date.

3. Accrued interest shall be payable monthly on the first (1st) day of each calendar month so long as all or any portion of the principal balance hereof remains unpaid. Accrued interest shall also be payable at the time principal is due hereunder.

4. The term "Base Rate of Interest" shall mean the rate of interest set and publicly announced from time to time by the Lender as its "prime" or "base" rate (or equivalent successor rate), whether or not the Lender makes loans to its customers at rates at, above or below said Base Rate of Interest.

5. All payments and prepayments shall, at the option of the Lender, be applied first to costs of collection, second to any late charges, third to accrued interest and the remainder thereof to principal.

6. If any installment or payment of principal is not paid within ten (10) days of the due date thereof, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such installment or payment.

7. This Fifth Amended and Restated Revolving Note is issued pursuant to the terms and conditions of the Credit Agreement, as amended pursuant to the First Amendment and the Second Amendment, is secured by the First Life Insurance Assignment, the Second Life Insurance Assignment, the Third Life Insurance Assignment and the Guarantor Life Insurance Assignments, is guaranteed by the Guarantors pursuant to the Guaranty and is entitled to all of the benefits provided for in each of said agreements.

8. Upon demand for payment hereunder, the outstanding principal balance hereof and accrued interest herein shall become immediately due and payable without notice.

9. Upon demand for payment hereunder, the Lender shall have the immediate right to set off any and all amounts due hereunder by the Borrower to the Lender against any indebtedness or obligation of the Lender to the Borrower.

10. The outstanding principal balance of this Fifth Amended and Restated Revolving Note may be prepaid at any time, in whole or in part, without premium or penalty. This Fifth Amended and Restated Revolving Note is also subject to mandatory partial prepayment at any time to the extent that the outstanding principal balance hereunder exceeds the Maximum Loan Amount.

11. The Borrower promises to pay all costs of collection of this Fifth Amended and Restated Revolving Note, including but not limited to attorneys' fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

12. Demand, presentment, protest and notice of nonpayment and dishonor of this Fifth Amended and Restated Revolving Note are hereby waived.

13. THIS FIFTH AMENDED AND RESTATED REVOLVING NOTE IS PAYABLE ON DEMAND. THE RIGHT OF THE LENDER TO MAKE SUCH DEMAND SHALL BE UNQUALIFIED AND ABSOLUTE AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUCH RIGHT MAY BE EXERCISED BY THE LENDER EVEN IF THE BORROWER HAS COMPLIED AND IS THEN COMPLYING WITH THE VARIOUS COVENANTS SET FORTH HEREIN, IN THE CREDIT AGREEMENT, THE FIRST AMENDMENT, THE SECOND AMENDMENT AND IN THE OTHER BORROWER DOCUMENTS.

14. This Fifth Amended and Restated Revolving Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

15. This Fifth Amended and Restated Revolving Note constitutes a complete amendment and restatement of, and supersedes in its entirety, that certain $3,500,000 Fourth Amended and Restated Revolving Note dated March 14, 1995 executed by Borrower and made payable to the order of Lender, and does not constitute payment or satisfaction of the indebtedness evidenced thereby.

16. As used herein, the terms Expiration Date, First Life Insurance Assignment, Second Life Insurance Assignment, Third Life Insurance Assignment, Aggregate Net Cash Surrender Value, Guaranty, Guarantor Life Insurance Assignments, Guarantors, Maximum Loan Amount, and Borrower Documents shall have the meanings assigned to such terms in the Credit Agreement, the First Amendment and/or the Second Amendment, as the case may be.

                                              LUNDGREN BROS. CONSTRUCTION,
                                               INC.


                                              By:_______________________________
                                                       Its President


STATE OF MINNESOTA    )
                      ) ss
COUNTY OF HENNEPIN    )

The foregoing instrument was acknowledged before me this _____ day of ________, 1997, by Peter Pflaum, the President of LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation, for and on behalf of said corporation.


                                                              __________________
                                                              Notary Public